Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-38929 and 333-177287) pertaining to the Meadowbrook, Inc. 401(k) Profit Sharing Plan of our report dated June 30, 2014, with respect to the financial statements and schedule of the Meadowbrook, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/Ernst & Young, LLP

Detroit, Michigan

June 30, 2014